EXHIBIT 5.1

[WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

May 30, 2007

Lattice Semiconductor Corporation
5555 N.E. Moore Court
Hillsboro, Oregon 97124-6421

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about May 30, 2007 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 800,000 shares of your Common Stock issuable to your eligible employees pursuant to the Lattice Semiconductor Corporation Employee Stock Purchase Plan, as amended and restated effective May 1, 2007 (the Employee Stock Purchase Plan and the 2001 Outside Directors’ Stock Option Plan are collectively referred to hereinafter as the “Plans”), and of 200,000 shares of your Common Stock issuable upon exercise of stock options granted pursuant to the Lattice Semiconductor 2001 Outside Directors’ Stock Option Plan, as amended and restated effective May 1, 2007 (the 800,000 shares of Common Stock referred to above and these shares are collectively referred to hereinafter as the “Shares”)

As your counsel, we have examined the instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed and are familiar with the proceedings taken and proposed to be taken by you in connection with the issuance of Shares under the Plans.  In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued or sold in accordance with the terms of the Plans, will be legally and validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati